NO PREPAY STRESS
SASCO 2005-S1
	Min 0
Fwd LIBOR/Swap Shift	-200 bp	bp	200 bp
Prepay	1.00x Base Case	1.00x Base Case	1.00x Base Case

Loss Severity: 100%
Recovery Delay: 12 months
% Cum Loss Yield Break	20.92	18.39	15.69
CDR - Yield Break	10.26	8.82	7.35
% Cum Loss 1st $ Principal Loss	20.31	17.43	14.40
CDR - 1st $ Principal Loss	9.91	8.29	6.67

Loss Severity: 100%
Recovery Delay: 12 months. NO ADVANCE
% Cum Loss Yield Break	19.40	17.02	14.49
CDR - Yield Break	9.30	7.99	6.65
% Cum Loss 1st $ Principal Loss	18.83	16.12	13.30
CDR - 1st $ Principal Loss	8.98	7.51	6.05

PREPAY STRESS

	Min 0
Fwd LIBOR/Swap Shift	-200 bp	bp	200 bp
Prepay	2.00x Base Case	1.00x Base Case	0.50x Base Case

Loss Severity: 100%
Recovery Delay: 12 months
% Cum Loss Yield Break	14.08	18.39	19.75
CDR - Yield Break	14.74	8.82	4.86
% Cum Loss 1st $ Principal Loss	13.85	17.43	17.90
CDR - 1st $ Principal Loss	14.49	8.29	4.33

Loss Severity: 100%
Recovery Delay: 12 months. NO ADVANCE
% Cum Loss Yield Break	13.13	17.02	18.19
CDR - Yield Break	13.59	7.99	4.36
% Cum Loss 1st $ Principal Loss	12.92	16.12	16.47
CDR - 1st $ Principal Loss	13.36	7.51	3.88